Exhibit 10.4

AMENDMENT NO. 8 TO
SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE
DATED FEBRUARY 28, 2018

THIS AMENDMENT NO. 8 TO SENIOR SECURED CONVERTIBLE REDEEMABLE DEBENTURE DATED FEBRUARY 28, 2018 (this "**Amendment**") is made and entered into as of September 15, 2023, by and between Clayton A. Struve (the "**Holder**") and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the "**Company**").

RECITALS

WHEREAS, the Company is a party to that certain Senior Secured Convertible Redeemable Debenture, dated February 28, 2018, as amended (as so amended, the "**Debenture**"), payable to Holder (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debenture);

WHEREAS, the Debenture currently has a Maturity Date of September 30, 2023; and

WHEREAS, the Holder and the Company wish to amend the Debenture to extend the Maturity Date to September 30, 2024.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following.

1. Amendment of Maturity Date. The Maturity Date of the Debenture is hereby amended to September 30, 2024.

2. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, *e.g.*, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

KNOW LABS, INC.

By: /s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman and CEO

Holder:

CLAYTON A. STRUVE

By: /s/ Clayton A. Struve
Clayton A. Struve